Preliminary draft - subject to further review

CONFIDENTIAL

Presentation to the Special Committee

November 8, 2021

THE IHC GROUP
Independence Holding Company

P / W / P
PERELLA WEINBERG PARTNERS

Table of Contents

1. Summary of Analyses
2. Supporting Analysis
   - A. Observations on Iguana Capital
   - B. Observations on Agency Business
   - C. Net Cash Balance

1 Summary of Analyses

Preliminary draft - subject to further review

Financial Considerations | Illustrative Financial Summary

($ in millions, except per share data)

	IHC INDICATIVE VALUATION	
	$mm	**$ per Share[1]**
Net Cash	$602	$40.07
Value of 18% Stake in Iguana Capital		
Base Case:	$98 - $162	$6.50 - $10.80
Illustrative Growth Case:	*$98 - $186*	*$6.50 - $12.42*
Value of Agency Business	$36 - $77	$2.39 - $5.13
Total Value		
Base Case:	$735 - $841	$48.96 - $56.00
Illustrative Growth Case:	*$735 - $865*	*$48.96 - $57.62*

P / W / P
PERELLA WEINBERG PARTNERS

Note: (1) Assumes fully diluted share count of 15,014,807 as of 11/1/2021

Preliminary draft - subject to further review

Financial Considerations | Illustrative Analysis at Various Prices

	Current Metric	Market	Unaffected Price	Initial Offer										
Share Price		$49.50	$42.01	$50.00	$51.00	$52.00	$53.00	$54.00	$55.00	$56.00	$57.00	$58.00	$59.00	$60.00
Premia to:														
Initial Offer	$50.00	(1.0%)	(16.0%)	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%	18.0%	20.0%
30-day VWAP (1)	$43.15	14.7%	(2.6%)	15.9%	18.2%	20.5%	22.8%	25.1%	27.5%	29.8%	32.1%	34.4%	36.7%	39.0%
90-day VWAP (1)	44.64	10.9%	(5.9%)	12.0%	14.3%	16.5%	18.7%	21.0%	23.2%	25.5%	27.7%	29.9%	32.2%	34.4%
52-week Low (2/19/21)	36.99	33.8%	13.6%	35.2%	37.9%	40.6%	43.3%	46.0%	48.7%	51.4%	54.1%	56.8%	59.5%	62.2%
52-week High (7/14/21) (1)	48.75	1.5%	(13.8%)	2.6%	4.6%	6.7%	8.7%	10.8%	12.8%	14.9%	16.9%	19.0%	21.0%	23.1%
Unaffected Share Price (2)	42.01	17.8%	0.0%	19.0%	21.4%	23.8%	26.2%	28.5%	30.9%	33.3%	35.7%	38.1%	40.4%	42.8%
Implied Multiples:														
6/30/21 BVPS ex AOCI	$37.23	1.33x	1.13x	1.34x	1.37x	1.40x	1.42x	1.45x	1.48x	1.50x	1.53x	1.56x	1.58x	1.61x
9/30/21E BVPS ex AOCI	38.31	1.29x	1.10x	1.31x	1.33x	1.36x	1.38x	1.41x	1.44x	1.46x	1.49x	1.51x	1.54x	1.57x
PF 9/30/21E BVPS ex AOCI (3)	49.37	1.00x	0.85x	1.01x	1.03x	1.05x	1.07x	1.09x	1.11x	1.13x	1.15x	1.17x	1.20x	1.22x

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, company provided financials, Cap IQ as of 11/8/2021
Note: (1) Prior to August 27, the last day prior to announcement of proposal
(2) As of August 27 ($42.01)
(3) Pro forma for closing of pending transactions and other adjustments based on management guidance

2 Supporting Analysis

Overview | IHC Trading History

SHARE PRICE PERFORMANCE | LAST 12 MONTHS

	Insurance Peers [1]	IHC
Last 1 Month	3.8%	0.7%
Last 3 Months	5.4%	12.3%
Last 6 Months	(0.1%)	12.2%


60.0%
40.0%
20.0%
-%
(20.0%)
Nov-20
Feb-21
May-21
Aug-21
Nov-21
Insurance 41.8%
IHC 20.9%
Trading range since offer announcement (8/31-11/8): $48.00 – $50.96
May 17, 2021
IHC announces sale of Pet Division + Independence American Insurance Company
April 14, 2021
IHC announces sale of Standard Security Life Insurance Company of New York
July 14, 2021
IHC announces sale of Madison National Life to Horace Mann Educators
Aug. 30, 2021
IHC discloses take-private offer from Geneve Holdings for $50 per share

PRICE / BOOK VALUE EX. AOCI | LAST 12 MONTHS

P / BV ex. AOCI	Insurance Peers [1]	IHC
1 Year Ago	0.86x	1.29x
Current	1.05x	1.33x
Δ	0.19x	0.04x


1.8x
1.5x
1.3x
1.0x
0.8x
0.5x
Nov-20
Feb-21
May-21
Aug-21
Nov-21
IHC reported 16% higher 6/30 book value on 8/9 primarily reflecting gains on sales
IHC 1.3x
Insurance 1.1x

P / W / P
PERELLA WEINBERG PARTNERS

Source: Cap IQ as of 11/8/2021, press releases
Note: (1) Insurance Peers includes MET, PRU, AFL, PFG, EQH, LNC, VOYA, UNM, CNO

Preliminary draft - subject to further review

Overview | IHC Legal Structure


Corp
LLC
Holding Company
Agency Units
Pending Sale
Geneve Holdings, Inc.
Public Shareholders
62.3%
37.7%
Independence Holding Company (NYSE: IHC)
Independence Capital Corp
Madison Standard Corp
1
Standard Security Life Ins. Co of New York
IHC Health Holdings Corp
Madison National Life Insurance Co. Inc
3
The Abacus Group, LLC
Madison Investors Corporation
100%
AMIC Holdings Inc
80%
Included 85% stake in PetPartners Inc
(1)
2
Independence American Holdings Corp
Independence American Insurance Company
Global Accident Facilities LLC
IHC SB Holdings, LLC
IHC Specialty Benefits, Inc
INSX Cloud, Inc
Independence Brokerage Group, Inc
IHC Domain Holdings, LLC
Torchlight Technologies Group LLC
Healthinsurance.org LLC
81.42%
Smart Oliver LLC

P / W / P
PERELLA WEINBERG PARTNERS

Note: (1) Sale of 85% stake in PetPartners Inc. to Iguana Capital closed on 6/30/2021

Preliminary draft - subject to further review

Overview | Announced and Pending Sale Transactions

	ANNOUNCEMENT DATE	TRANSACTION (*CODE NAME*)	BUYER	KEY TERMS
1	April 14, 2021	Standard Security Life Insurance Company of New York *(Luna)*	Reliance Standard Life Insurance Company (Tokio Marine Group)	• $180.0M cash plus capital at closing in excess of $57.0M – ($43.8M projected excess as of 9/30/2021)
2	May 17, 2021	Pet Division + Independence American Insurance Company *(Huskie, Iguana, Gecko)*	Iguana Capital, Inc. / JAB Holdings	• 70% stake for $267.4M in cash (implied aggregate value of $382.0M) – $77.0M for 85% stake in PetPartners, subject to working capital adjustments **(closed on 6/30/2021 for $78.8M)** – $190.4M cash for IAIC (subject to adjustments for targeted statutory capital and surplus) • Put / call option on remaining 15% owned by AKC expected to be exercised for 70% of AKC stake ($6.8M contingent liability to IHC)
3	July 14, 2021	Madison National Life *(Fern)*	Horace Mann Educators Corporation	• $172.5M cash, plus up to $12.5M in earnout – $0.0 if statutory earnings do not exceed $15.25M – Prorated portion if statutory earnings are between $15.25M and $16.5M – $12.5M if statutory earnings equal or exceed $16.5M

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company provided materials and public filings

Overview | Business Portfolio Following Completion of Pending Divestitures


Independence Holding Company (NYSE: IHC)
C
$602(1)
Net Cash
18%(1)
100%
A
Iguana Capital
B
Agency Business

Note: (1) Pro forma for closing of pending transactions and $3.2M contribution to Fetch and Neptune acquisitions, resulting in 18% pro forma stake in Iguana Capital per management guidance

(A) Observations on Iguana Capital

Iguana Capital | Summary

OVERVIEW

- IHC's pet division was comprised of several agencies (PetPartners, Inc. ("PPI"), www.akcpetinsurance.com, www.petplace.com, www.mypetinsurance.com) and independent distribution channels
  - IHC owned 85% of PPI, with the balance held by the American Kennel Club ("AKC")
  - IHC owned 4.7% of Figo Pet Insurance LLC, 20% of Pet Assistant Holdings LLC and the domain name PetPlace.com and PetPlace trademark registrations (collectively "Pet MGAs")
- Independence American Insurance Company ("IAIC") assumes the insurance risk on the pet insurance
- On May 17, 2021, IHC announced the sale of 70% of its pet division to Iguana Capital for $267.4M in cash
- On September 28, 2021, Iguana Capital entered into an agreement to acquire an MGA partner ("Fetch") in which it owned a minority stake in a cash and stock transaction
- During the week of October 18, Iguana Capital entered into an agreement to acquire a BPO servicing pet retailers ("Neptune") in a cash and stock transaction
- IHC's limited participation in the funding of these transactions will result in its dilution in Iguana Capital to ~18%

FINANCIAL METRICS

Updated on 10/22/2021 to reflect Fetch and Neptune acquisitions


Revenue
Growth:
15.9%
62.8%
45.5%
19.9%
56.3%
2021E-2023E CAGR: 37%
$47
$55
$89
$130
$155
$243
2018A
2019A
2020A
2021E
2022E
2023E
EBITDA(1)
Growth:
7.4%
19.3%
(112.3%)
NM
201.4%
Margin:
6.9%
6.4%
4.7%
(0.4%)
(4.2%)
2.8%
2021E-2023E CAGR: NM%
$3.3
$3.5
$4.2
($0.5)
($6.4)
$6.5
2018A
2019A
2020A
2021E
2022E
2023E

P/W/P PERELLA WEINBERG PARTNERS

Source: Company provided financials
Note: (1) Assumes no impact to EBITDA from Neptune

Iguana Capital | Legal Structure Pro Forma for Fetch and Neptune Acquisitions


Independence Holding Company
JAB/JCF
18%
82%
Iguana Capital, Inc
Iguana Holdings, Inc
Independence American Holdings Corp
100%
Independence American Insurance Company
Iguana PP Holdings, Inc
AKC
Fetch Sellers
Neptune Sellers
87.6%
1.9%
9.1%
1.5%
PetPartners, Inc
15%
100%
85%
FETCH
Neptune

Note: Assumes IHC contributes $3.2M to fund Fetch and Neptune acquisitions, AKC sells 70% of its 15% stake and IAHC's fully diluted stake in Fetch is contributed to Iguana Capital at close in exchange for PetPartners stock

Preliminary draft - subject to further review

Iguana Capital | Financial Analysis

	Methodology	Iguana Metric	Implied Valuation 100%	Implied Valuation 18%
1 Negotiated Market Values / Precedents	Iguana Transactions:			
	- Carrying value based on sale to JAB[1]		$670M	$120M
	- Value used in Fetch and Neptune valuation[2]		$774M	$139M
	- Implied value in JAB offer to fund[3]		$678M	$122M
	Aflac Stake in Trupanion[4]:			
	- 5.0x LTM Rev / $109[5]		$542M	$98M
	- 3.9x NTM Rev / $142[5]		$562M	$101M
2 Publicly Traded Company Analysis	Pet insurance (TRUP)			
	- 30-day VWAP EV / '22 Revenue: 4.6x	$155M	$713M	$128M
	- 30-day VWAP EV / '23 Revenue: 3.7x	$243M	$902M	$162M
	Illustrative Growth Case[6]	*$279M*	*$1,037M*	*$186M*
		Selected Range	**$542M - $902M**	**$98M - $162M**
		Median	$678M	$122M

Source: Company provided materials, Cap IQ as of 11/8/2021

Note:
(1) $272M for IAIC and Pet MGAs, $123.6M for PPI ex. AKC retained 4.5% stake, plus 80% value of Fetch (including contribution of growth capital) and 85% value of Neptune
(2) $272M for IAIC and Pet MGAs, $237.3M for PPI ex. AKC retained 4.5% stake, plus 80% value of Fetch (including contribution of growth capital) and 85% value of Neptune
(3) Based on 17.98% ownership assuming $3.2M additional investment; 30% ownership assuming $84.7M investment
(4) $200.0 million cash investment by Aflac Incorporated in Trupanion's common stock at $55.00/share; implied multiples of 3.9x NTM and 5.0x LTM revenues, respectively
(5) Iguana metrics for LTM and NTM revenues represent averages of 2020/2021E and 2021E/2022E revenues, respectively
(6) Assumes business exceeds 2023 revenue projections by 15%

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Iguana Capital | Financial Benchmarking vs. Trupanion

($ in millions)


Iguana Capital
trupanion
Medical insurance for your pet.
Revenue (1)
Growth:
15.9% 62.8% 45.5% 19.9% 56.3%
2021E-2023E CAGR: 37%
$47 $55 $89 $130 $155 $243
2018A 2019A 2020A 2021E 2022E 2023E
Growth:
26.3% 30.8% 38.9% 27.9% 20.8%
2021E-2023E CAGR: 24%
$304 $384 $502 $697 $891 $1,077
2018A 2019A 2020A 2021E 2022E 2023E
EBITDA(2)
Growth:
7.4% 19.3% (112.3%) NM 201.4%
Margin:
6.9% 6.4% 4.7% (0.4%) (4.2%) 2.8%
2021E-2023E CAGR: NM%
$3.3 $3.5 $4.2 ($0.5) ($6.4) $6.5
2018A 2019A 2020A 2021E 2022E 2023E
Growth:
23.3% 8.5% (63.2%) 305.6% 42.0%
Margin:
2.8% 2.8% 2.3% 0.6% 1.9% 2.3%
2021E-2023 CAGR: 140%
$8.6 $10.6 $11.5 $4.2 $17.2 $24.4
2018A 2019A 2020A 2021E 2022E 2023E
Operating Income(2)
$2.2 $2.6 $3.3 ($1.4) ($7.2) $5.9
2018A 2019A 2020A 2021E 2022E 2023E
2018A 2019A 2020A 2021E 2022E 2023E
($1.0) ($1.9) ($4.9) ($36.4) ($27.4) ($21.5)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company provided financials, Cap IQ TRUP median estimates as of 11/8/2021

Note: (1) Reflects incremental performance from Fetch and Neptune

(2) Reflects incremental performance from Fetch; based on management guidance, does not reflect any impact from Neptune

Preliminary draft - subject to further review

Iguana Capital | Selected Public Company Trading Statistics

	Market Cap ($M)	Enterprise Value ($M)	LTM Change	EV / Revenue 2021E	EV / Revenue 2022E	EV / Revenue 2023E	'21E - '22E Growth Revenue
Pet Insurance							
Trupanion	$4,988	$4,879	34.7%	7.0x	5.5x	4.5x	27.9%

Trading Performance Since 1/1/2020



$140
$120
$100
$80
$60
$40
$20
$0
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Low: EV / Revenue
LTM: 2.2x
NTM: 1.7x
October 26, 2020
Aflac Inc. invested $200M in cash in exchange for 3,636,364 newly issued shares of Trupanion's common stock at $55.00 per share (market price of $73.20 at 10/26 close); implied multiples of 3.9x NTM and 5.0x LTM revenues, respectively
High: EV / Revenue
LTM: 7.9x
NTM: 6.1x
TRUP
$123.62
30-day VWAP
$103.13
EV / Revenue:
'22E: 4.6x
'23E: 3.7x

P / W / P
PERELLA WEINBERG PARTNERS

Source: Cap IQ as of 11/8/2021, company filings

B Observations on Agency Business

Preliminary draft - subject to further review

Agency Business | Summary

OVERVIEW

- The Agency business is comprised of traditional distribution through independent agents and national accounts and tech-enabled distribution through call centers, career advisors and lead generation domains
  - IHC Specialty Benefits focuses on individual, consumer and small employer products through two brands: HealtheDeals.com and IHC Specialty Benefits Advisors
  - INSX web broker for ACA plans and ancillary health policies developing an Enhanced Direct Enrollment capability
  - Independence Brokerage Group provides product and business development, valuation services and business block evaluation for IHC's fully insured health segment
  - Torchlight, acquired by IHC in 2020 delivers high-quality leads to insurance and specialty finance clients
  - Healthinsurance.org provides information on affordable health and medical coverage for ~2 million consumers annually
- The Agency business had been intrinsically tied to IHC's insurance carriers
- Management is developing a plan to grow its third-party business and resize operations to achieve profitability on a standalone basis, which is reflected in the financial projections
- The Agency business will require IHC to fund its cash needs until it is able to achieve profitability

FINANCIAL METRICS



Growth:
71.4%
82.6%
11.6%
8.4%
8.6%
2021E-2025E CAGR: 24%
Revenues(1)
$15
$25
$46
$51
$55
$60
2020A
2021E
2022E
2023E
2024E
2025E
Margin:
(162.9%)
(107.1%)
(16.9%)
(4.6%)
(0.1%)
3.6%
EBITDA(1)
($23.2)
($26.3)
($6.5)
($2.0)
($0.1)
$1.9
2020A
2021E
2022E
2023E
2024E
2025E

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company provided materials and management projections

Note: (1) Revenues represents Specialty Benefits, INSX, HIO, Torchlight revenues, less inter-segment eliminations, plus corporate investment and other income; EBITDA represents segment EBITDA plus corporate and AMIC expenses

Agency Business | Financial Analysis

	METHODOLOGY[1]	*IHC Agency Metric*	IMPLIED VALUATION
1 Publicly Traded Company Analysis	Tech-enabled life & health distribution		
	- EV / '22 Revenue: 0.9 - 1.7x	$46M	$41M - $77M
	- EV / '23 Revenue: 0.8 - 1.4x	$51M	$40M - $69M
	Lead generation / online distribution		
	- EV / '22 Revenue: 0.9 - 1.2x	$46M	$40M - $55M
	- EV / '23 Revenue: 0.7 - 1.0x	$51M	$37M - $53M
2 Precedent Transaction Analysis	Lead gen. / online distribution transaction median		
	- EV / LTM[2] Revenue: 1.8x	$20M	$36M
	- EV / NTM[2] Revenue: 2.0x	$35M	$70M

Selected Range	**$36M - $77M**
Median	$55M

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company provided financials and management projections, Cap IQ as of 11/8/2021
Note: (1) Discounted cash flow valuation methodology was considered and ultimately not used given lack of meaningful cash flows in projection period
(2) IHC Agency metrics for LTM and NTM revenues represent averages of 2020A/2021E and 2021E/2022E revenues, respectively

Preliminary draft - subject to further review

Agency Business | Selected Public Company Trading Statistics

	Market Cap ($M)	Enterprise Value ($M)	LTM Change	EV / Revenue 2021E	EV / Revenue 2022E	EV / Revenue 2023E	'21E - '22E Growth Revenue
Tech-Enabled D2C Life & Health Distribution							
SelectQuote	$1,854	$2,175	(44.0%)	2.0x	1.4x	1.1x	42.4%
GoHealth	1,495	2,696	(61.6)	2.1	1.7	1.4	27.3
eHealth	793	679	(59.5)	1.2	0.9	0.8	35.8
Peer Median			**(59.5%)**	**2.0x**	**1.4x**	**1.1x**	**35.8%**
Lead Generation / Online Distribution							
MediaAlpha	$973	$1,082	(64.9%)	1.6x	1.2x	1.0x	29.3%
QuinStreet	858	765	(7.9)	1.3	1.1	1.0	17.6
EverQuote	424	382	(64.0)	0.9	0.9	0.7	5.0
Peer Median			**(64.0%)**	**1.3x**	**1.1x**	**1.0x**	**17.6%**

P/W/P PERELLA WEINBERG PARTNERS

Source: Cap IQ as of 11/8/2021, company filings

Agency Business | Selected Precedent Valuation Benchmarks

Announced	Acquiror	Target	Enterprise Value ($M)	EV as a Multiple of: LTM Revenue	NTM Revenue
4/19/2021	Primerica	e-TeleQuote Insurance	$600.0	3.8x	NA
7/13/2020	Madison Dearborn Partners	Benefytt Technologies	649.7	1.8x	2.0x
12/29/2020	ZPG Comparison Services	Penguin Portals	685.3 (1)	2.7x (2)	2.5x (3)
3/31/2019	Willis Towers Watson	TRANZACT	1,400.0 (4)	5.4x	4.0x
2/4/2019	Insignia	MediaAlpha (Minority Stake)	350.0	1.2x	NA
10/4/2018	LendingTree	QuoteWizard	370.2 (5)	2.4x (6)	NA
1/31/2018	QuinStreet	Katch (Certain Assets)	14.0	1.2x (6)	0.9x (6)
3/7/2016	Sykes Enterprises	Clear Link Technologies	207.0	1.7x	NA
11/5/2015	All Web Leads	insuranceQuotes.com	165.0	0.9x	0.9x
Median				**1.8x**	**2.0x**

Source: Company filings, Wall Street research, FactSet, Cap IQ
Notes: Enterprise value based on total disclosed consideration
(1) Converted to USD at GBP / USD exchange rate as of announcement
(2) Based on 2020E estimates
(3) Based on 2021E estimates
(4) Includes $200M earnout
(5) Includes $70.2M of contingent payouts
(6) Annualized based on disclosed metrics

(c) Net Cash Balance

Preliminary draft - subject to further review

Net Cash Balance | Pro Forma for Contribution to Project Fetch and Neptune

($ in millions)

	SSL Sale	IAIC/Pets Sale	MNL Sale
Proceeds	$180.0	$198.2	$172.5
Deductions	(11.1)	(20.0) [6]	(5.8)
Taxes	(27.5)	(34.4)	(17.6)
Net Proceeds	**$141.5**	**$143.8**	**$149.1**
Cash Out	-	-	(5.7)
Dividend / Other	43.8 [5]	-	- [7]
Total Cash	**$185.3**	**$143.8**	**$143.4**



Q4E Earnings from Continuing Operations $11.7
PPI Accrued Transaction Fees ($2.4)
$91.9
$9.3
($15.0)
($8.3)
$54.5
$132.4
$185.3
$143.8
$143.4
($3.2) (8)
$601.7 (8)
9/30/2021 Cash Balance (1)
Q4 Adjustments
Agency Working Capital Adjustment (2)
Other (3)
Liquid Assets (4)
12/31/2021 Expected Cash Balance
SSL Sale
IAIC/Pets Sale
MNL Sale
Sale Proceeds
Contribution to Fetch + Neptune
Pro-Forma Cash Balance

Source: Company provided financials, company filings

Note: (1) Includes funds in escrow for 6/30/2021 sale of PPI; (2) Cash reserve representing estimated cash needs required by the Agency business as a going concern until it is projected to generate positive cash flow; (3) Torchlight incentive, severance, Geneve transaction legal fees; (4) Resale agreements and fixed maturities; (5) Reflects projected surplus in excess of $57M target SSL earnings; (6) Includes $6.8M payment to AKC; (7) Assumes minimum threshold for $12.5M earnout not achieved; (8) Assumes pro forma 18% stake in Iguana Capital

P / W / P
PERELLA WEINBERG PARTNERS

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